SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2002
                                                  -----------------

                                    PDI, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             DELAWARE                      0-24249              22-2919486
 -------------------------------      ----------------     -------------------
 (State or other jurisdiction of      (Commission File       (IRS Employer
          incorporation)                   Number)         Identification No.)

        10 Mountainview Road,
        Upper Saddle River, NJ                                       07458
---------------------------------------                           ----------
(Address of principal executive office)                           (Zip Code)

                                 (201) 258-8450
               ---------------------------------------------------
               Registrant's telephone number, including area code:

                          Professional Detailing, Inc.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

      On February 19, 2002 the Registrant issued the following press release:

                 "PDI Announces 4th Quarter and Year-End Results

                           Comments on future strategy

     Net revenue up 42% to $263.9 million; operating income up 14% to $19.1 million and EPS down 23% to $0.59, compared to fourth quarter 2000.

      Upper Saddle River, New Jersey (Tuesday, February 19, 2002). PDI, Inc. (Nasdaq: PDII) today announced net revenue, operating income, net income and net income per share for the quarter and year ended December 31, 2001.

      Quarterly Results

      Net revenue for the quarter ended December 31, 2001 was $263.9 million, an increase of 42.3% over net revenue of $185.4 million for the quarter ended December 31, 2000. Operating income for the quarter ended December 31, 2001 was $19.1 million, compared to operating income of $16.8 million for the quarter ended December 31, 2000. Net income for the quarter ended December 31, 2001 was $8.3 million, compared to net income of $10.9 million for the quarter ended December 31, 2000. Diluted net income per share for the quarter ended December 31, 2001 was $0.59, compared to diluted net income per share of $0.77 for the quarter ended December 31, 2000. Stronger than expected Ceftin sales primarily drove these results, offset in part by no Evista revenue contribution. The Ceftin Agreement is scheduled to expire February 28, 2002.

      Annual Results

      Net revenue for the twelve months ended December 31, 2001 was $696.6 million, an increase of 67.1% over net revenue of $416.9 million for the twelve months ended December 31, 2000. Operating income for the twelve months ended December 31, 2001 was $12.7 million, compared to operating income of $40.9 million for the twelve months ended December 31, 2000. Net income for the twelve months ended December 31, 2001 was $6.4 million, compared to net income of $27.0 million for the twelve months ended December 31, 2000. Diluted net income per share for the twelve months ended December 31, 2001 was $0.45, compared to diluted net income per share of $1.96 for the twelve months ended December 31, 2000.

      Charles T. Saldarini, Vice Chairman and Chief Executive Officer stated, "The improved results for Ceftin in the 4th quarter reflects our success in a difficult selling environment as well as the lack of a generic entrant. We were successful in


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

      sustaining strong demand creation efforts and also in implementing successful trade actions. We are quite pleased with Ceftin results for the 4th quarter."

      Commenting further on the Company's experience with Ceftin, Saldarini noted, "Over the abbreviated life of the deal, Ceftin produced a positive financial outcome. It also permitted us to create strategic capabilities in areas that are now critical to our transition from a service-dominated to a product-driven company. The skills we have developed make us a more attractive commercial partner and enhance our ability to license, acquire and co-promote products. We must now concentrate on accelerating our transition by leveraging the sales and marketing capabilities we currently possess, utilizing our financial assets, including the strength of our balance sheet, and by leveraging our reputation for high quality work. We are currently engaged in discussions with prospective partners that reflect this strategy."

      PDI further announced that the loss from its Services segment for the quarter ended December 31, 2001 exceeded the previously estimated loss of approximately $0.23 per share, primarily attributable to Evista sales not achieving PDI's contractual baselines for the period which resulted in no Evista revenue contribution for the fourth quarter. The preliminary guidance of a loss of $0.23 was based upon an expected operating loss of approximately $6 million. The reported operating loss will be approximately $11 million. The strong Ceftin program results more than offset the Services segment shortfall.

      Other factors which impacted the Company's fourth quarter results included positive contributions from Lotensin, which exceeded previously revised expectations. Further, Lotrel and Quixin produced results consistent with expectations. Additionally, the Company noted that its newly created Medical Device and Diagnostic business, which acquired In-Serve Support Solutions, a privately held leading provider of after sales support, clinical education and hospital-based sales efforts, in September 2001, was on target. Results from contract sales, including the shared sales group, as well as the research and communications units were all on target. Also, during the quarter the Company wrote-off its $1.9 million investment in In2Focus Contract Sales Limited, which will be reflected as a charge to other income and will likely be treated as a capital loss for tax purposes. Since the Company does not anticipate having offsetting capital gains there will not be any immediate tax benefit and therefore the effective tax rate for the period will be adversely impacted.

      Regarding Evista performance, Saldarini stated, "The 4th quarter Evista results were disappointing since we had hoped for a revenue contribution in the period. We are working actively with our partner to monitor our progress and we are working to leverage the sales asset we have fielded with additional products."

      Given the variables impacting the implementation of its business strategy, PDI further announced that it will not provide quarterly guidance on its projected 2002


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

      results and will comment on current consensus estimates only by identifying those factors which could improve or detract from already published estimates.

      The Company cited several reasons for its decision regarding forward statements about earnings, including uncertainties about the size, scope, timing and investments related to new business development and a stagnant contract sales market, partially related to slower FDA approval activity.

      Saldarini stated, "The range of earnings outcomes is wide and complicated by the changing nature of our business model. We are continuing to move aggressively to brand PDI as a commercial partner and therefore as more than simply a dominant contract sales organization. The result of those efforts to date is active dialogs with prospective partners that include co-promotion opportunities for our existing sales force capacity, product licensing and product acquisition opportunities. We will provide updates on these developments as appropriate."

      Webcast and Conference Call

      PDI will conduct a live webcast of its Earnings Release Briefing at 9:00 AM EDT on Wednesday, February 20, 2002. The live webcast of the event will be accessible through PDI's website, www.pdi-inc.com and will be archived on the website for future on-demand replay. For those without Internet access, the call can be accessed by dialing 1-800-233-2795 and asking for conference ID - PDI.

      Company Background & Strategy

      PDI is an innovative sales and marketing company serving the pharmaceutical, biotech, and medical devices and diagnostics industries. Partnering with clients, PDI provides product-specific programs designed to maximize profitability throughout a product's lifecycle, from pre-launch through maturity. With proven industry experience, PDI has the demonstrated ability to deliver results.

      PDI is recognized as an industry-leader based on its track record of innovation and its ability to keep pace in a rapidly changing industry. PDI leverages its expertise in sales, brand management and product marketing, marketing research, medical education, medical affairs, and managed markets and trade relations to create solutions that meet strategic objectives and provide incremental value for product sales. For more information, visit PDI's website at www.pdi-inc.com.

This press release contains forward-looking statements regarding the timing and financial impact of the Company's ability to implement its business plan, expected revenues, earnings per share and success during the year 2002. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated


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

by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation PDI's Annual Report on Form 10-K filed for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI disclaims any obligation to update these statements.


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

                                    PDI, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                  December 31,
                                                                                         -----------------------------
                                                                                            2001                2000
                                                                                         ---------           ---------
                                      ASSETS                                                     (in thousands)
Current assets:
   Cash and cash equivalents ..................................................          $ 160,043           $ 109,000
   Short-term investments .....................................................              7,387               4,907
   Inventory, net .............................................................                442              36,385
   Accounts receivable, net of allowance for doubtful accounts of
     $3,692 and $250 as of December 31, 2001 and 2000, respectively ...........             52,640              84,529
   Unbilled costs and accrued profits on contracts in progress ................              6,898               2,953
   Deferred training ..........................................................              5,569               4,930
   Other current assets .......................................................              8,101               4,541
   Deferred tax asset .........................................................             19,308               4,758
                                                                                         ---------           ---------
Total current assets ..........................................................            260,388             252,003
Net property, plant & equipment ...............................................             21,044               9,965
Other long-term assets ........................................................             25,295               8,257
                                                                                         ---------           ---------
Total assets ..................................................................          $ 306,727           $ 270,225
                                                                                         =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...........................................................          $   9,493           $  31,328
   Accrued rebates and sales discounts ........................................             68,403              24,368
   Accrued contract losses ....................................................             12,256                  --
   Accrued incentives .........................................................             23,023              19,824
   Accrued salaries and wages .................................................              7,167               6,568
   Unearned contract revenue ..................................................             10,878              23,813
   Other accrued expenses .....................................................             22,045              25,382
                                                                                         ---------           ---------
Total current liabilities .....................................................            153,265             131,283
                                                                                         ---------           ---------
Long-term liabilities:
   Deferred compensation ......................................................                 65                 169
   Deferred tax liability .....................................................              3,272                 663
                                                                                         ---------           ---------
Total long-term liabilities ...................................................              3,337                 832
                                                                                         ---------           ---------
Total liabilities .............................................................          $ 156,602           $ 132,115
                                                                                         ---------           ---------

Stockholders' equity:
   Common stock, $.01 par value; 100,000,000 shares authorized; shares issued and outstanding, 2001 - 13,983,485; 2000 - 13,837,390;
     restricted $.01 par value; shares issued and outstanding,  2001,- 7,972;
     2000 - 7,972 .............................................................          $     140           $     138
   Preferred stock, $.01 par value, 5,000,000 shares
     authorized, no shares issued and outstanding .............................                 --                  --
Additional paid-in capital ....................................................            102,757              96,945
Additional paid-in capital, restricted ........................................                217                 217
Retained earnings .............................................................             48,008              41,654
Accumulated other comprehensive (loss) ........................................                (79)                (34)
Unamortized compensation costs ................................................               (808)               (810)
Treasury stock, at cost: 2001 - 5,000 shares and 2000 - 0 shares ..............               (110)                 --
                                                                                         ---------           ---------
Total stockholders' equity ....................................................          $ 150,125           $ 138,110
                                                                                         ---------           ---------
Total liabilities & stockholders' equity ......................................          $ 306,727           $ 270,225
                                                                                         =========           =========


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

                                    PDI, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)

                                                                 Three Months Ended December 31,   Twelve Months Ended December 31,
                                                                 -------------------------------   --------------------------------
                                                                      2001              2000            2001             2000
                                                                 -------------      ------------   -------------    ---------------
                                                                                           (unaudited)
Revenue
   Service, net .............................................     $     67,264      $    84,422      $   281,269     $   315,867
   Product, net .............................................          196,638          101,008          415,314         101,008
                                                                  ------------      -----------      -----------     -----------
       Total revenue, net ...................................          263,902          185,430          696,583         416,875
                                                                  ------------      -----------      -----------     -----------
Cost of goods and services
   Program expenses (including related party amounts of
     $73 and $322 for the quarters ended December 31, 2001
     and 2000, and $758 and $2,117 for the twelve months
     ended December 31, 2001 and 2000, respectively)  .......           63,926           63,894          232,171         235,355
   Cost of goods sold .......................................          161,069           68,997          328,629          68,997
                                                                  ------------      -----------      -----------     -----------
       Total cost of goods and services .....................          224,995          132,891          560,800         304,352
                                                                  ------------      -----------      -----------     -----------

Gross profit ................................................           38,907           52,539          135,783         112,523

Compensation expense ........................................            9,804            9,787           39,263          32,820
Other selling, general & administrative expenses ............            9,981           25,985           83,815          38,827
                                                                  ------------      -----------      -----------     -----------
   Total selling, general & administrative expenses .........           19,785           35,772          123,078          71,647
                                                                  ------------      -----------      -----------     -----------
Operating income ............................................           19,122           16,767           12,705          40,876
Other (expense) income, net .................................           (2,132)           1,941            2,275           4,864
                                                                  ------------      -----------      -----------     -----------
Income before provision for taxes ...........................           16,990           18,708           14,980          45,740
Provision for income taxes ..................................            8,711            7,840            8,626          18,712
                                                                  ------------      -----------      -----------     -----------
Net income ..................................................     $      8,279      $    10,868      $     6,354     $    27,028
                                                                  ============      ===========      ===========     ===========

Basic net income per share ..................................     $       0.59      $      0.79      $      0.46     $      2.00
                                                                  ============      ===========      ===========     ===========
Diluted net income per share ................................     $       0.59      $      0.77      $      0.45     $      1.96
                                                                  ============      ===========      ===========     ===========

Basic weighted average number of shares outstanding .........       13,968,097       13,768,203       13,885,773      13,503,061
                                                                  ============      ===========      ===========     ===========
Diluted weighted average number of shares outstanding .......       14,009,810       14,173,968       14,113,308      13,773,040
                                                                  ============      ===========      ===========     ===========

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PDI, INC.


                                         By: /s/  Charles T. Saldarini
                                             -----------------------------------
                                             Charles T. Saldarini, Vice Chairman
                                               and Chief Executive Officer

Date: February 19, 2002


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